Exhibit 4.1
FIRST AMENDMENT TO BASE INDENTURE

FIRST AMENDMENT TO BASE INDENTURE, dated as of April 1, 2022 (this “Amendment”) to the Base Indenture, dated as of July 9, 2021 (as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among DigitalBridge Issuer, LLC, a Delaware limited liability company (the “Issuer”), DigitalBridge Co-Issuer, LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), DigitalBridge Holdings 1, LLC, a Delaware limited liability company (“Holdings 1”), DigitalBridge Holdings 2, LLC, a Delaware limited liability company (“Holdings 2”), DigitalBridge Holdings 3, LLC, a Delaware limited liability company (“Holdings 3” and, together with Holdings 1 and Holdings 2, the “Closing Date Asset Entities”) and Citibank, N.A., a national banking association, as Indenture Trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).
R E C I T A L S
WHEREAS, the Co-Issuers, the Closing Date Asset Entities and the Indenture Trustee are parties to the Indenture;
WHEREAS, the Co-Issuers desire to enter into, execute and deliver this Amendment in compliance with the terms of the Indenture;
WHEREAS, clause (xi) of Section 13.01 of the Indenture provides, among other things, that the Co-Issuers and the Indenture Trustee, when authorized by an Issuer Order, may at any time, and from time to time, enter into an Indenture Supplement for any purpose without the consent of the Noteholders provided that such amendments will not adversely affect in any material respect the interests of any Noteholder (as evidenced by a Rating Agency Confirmation);
WHEREAS, this Amendment constitutes an Indenture Supplement (as defined in the Indenture);
WHEREAS, the Co-Issuers have duly authorized the execution and delivery of this Amendment;
WHEREAS, the Co-Issuers wish to amend the Indenture as set forth herein; and
WHEREAS, the Co-Issuers have obtained a Rating Agency Confirmation with respect to this Amendment.
NOW, THEREFORE, in consideration of the provisions, covenants and the mutual agreements herein contained, the parties hereto agree as follows:
A G R E E M E N T S
SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein (including the preamble and recitals hereto) shall have the meanings specified in the Indenture, as amended hereby.

SECTION 2. Amendments to the Indenture.
(a) As of the date hereof, Section 7.02(a) of the Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~bold and stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth below:
“(a)    Financial Statements.
(i) Quarterly Reporting on the Obligors. Within 60 days after the end of each of the first three fiscal quarters in each year of the Co-Issuers, commencing with the first fiscal quarter ending September 30, 2021, the Co-Issuers shall furnish to the Indenture Trustee and KBRA (so long as it is a Rating Agency for any Series of Notes) a copy of the unaudited quarterly consolidated financial statements of the Obligors for such quarter, prepared in accordance with GAAP (or otherwise in accordance with clause (iv) of this Section 7.02(a)), together with a certification executed by an Executive Officer of the Co-Issuers to the effect set forth in Section 7.02(a)(v) and a Compliance Certificate.

(ii) Annual Reporting on the Obligors. Within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2021, the Co-Issuers shall furnish to the Indenture Trustee and KBRA (so long as it is a Rating Agency for any Series of Notes) the consolidated financial statements of the Obligors for such fiscal year, prepared in accordance with GAAP (or otherwise in accordance with clause (iv) of this Section 7.02(a)) consistently applied for the Obligors for the full fiscal year, accompanied by an unqualified report by an independent certified public accounting firm of national standing, together with a certification executed by an Executive Officer of the Co-Issuers to the effect set forth in Section 7.02(a)(v) and a Compliance Certificate.

(iii) Monthly Report. No later than four Business Days prior to each Allocation Date, the Co-Issuers shall furnish, or cause the Manager to furnish, to the Indenture Trustee and KBRA (so long as it is a Rating Agency for any Series of Notes) a Monthly Report.

(iv) GAAP. The Co-Issuers will maintain systems of accounting established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of Financial Statements in conformity with GAAP. Notwithstanding anything in this Base Indenture to the contrary, so long as the Co-Issuers are each a wholly-owned subsidiary of DigitalBridge, the Financial Statements required to be prepared under this Section 7.02 may be prepared as a subset of the consolidated general ledger of DigitalBridge maintained in conformity with GAAP for purposes of preparing its consolidated financial statements to be filed with the Securities and Exchange Commission in accordance with Regulation S-X under the Exchange Act; provided that, for the avoidance of doubt, the subset of the consolidated general ledger of DigitalBridge that represents the accounts and records of the Co-Issuers shall be presented on the basis of accounting used by DigitalBridge even if that basis may differ from the basis of accounting that would be applied under GAAP for the Co-Issuers as stand-alone reporting entities. ~~The Co-Issuers shall maintain full and accurate books of accounts and other records reflecting the results of the operations on a consolidated basis.~~

(v) Certifications of Financial Statements and Other Documents, Compliance Certificate. Together with the financial statements provided to the Indenture Trustee pursuant to Sections 7.02(a)(i) and (ii), the Co-Issuers shall also furnish to the Indenture Trustee, a certification upon which the Indenture Trustee may conclusively rely, executed by an Executive Officer of the Co-Issuers, stating that to such officer’s Knowledge after due inquiry such financial statements and information fairly present the financial condition and results of operations of the Obligors for the period covered thereby. In addition, where this Base Indenture requires a “Compliance Certificate”, the Person required to submit the same shall deliver a certificate duly executed on behalf of such Person by an Executive Officer of the applicable Obligor, upon which the Indenture Trustee may rely, stating that, to such Executive Officer’s Knowledge after due inquiry, there does not exist any Default or Event of Default, or if any of the foregoing exists, specifying the same in detail.

(vi) Fiscal Year. Neither of the Co-Issuers nor any Obligor shall change its fiscal year from December 31 of each calendar year.”

SECTION 3.     Conditions to Effectiveness. The amendments referenced in Section 2(a) of this Amendment shall be effective upon (i) execution and delivery of this instrument by the parties hereto and upon (ii) the delivery by the Co-Issuers of a Rating Agency Confirmation with respect to this Amendment,(iii) the delivery of the Officer’s Certificate and Opinion of Counsel described in Section 13.03 of the Base Indenture, (iv) the delivery of the Officer’s Certificate and Opinion of Counsel described in Section 15.01 of the Base Indenture and (v) the delivery of the Issuer Order described in Section 13.01.

SECTION 4. Reference to and Effect on the Indenture; Ratification. (a) Upon the effectiveness hereof, on and after the date hereof, each reference in the Indenture, the Exhibits, the Schedules and/or the Transaction Documents included in the Indenture to “this Indenture”, “hereunder”, “hereof” or words of like import referring to the Indenture, and each reference in any other agreement to “the Indenture”, “thereunder”, “thereof” or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as amended hereby.
(b) Except as specifically amended above, the Indenture is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Indenture, or constitute a waiver of any provision of any other agreement.
SECTION 5.     Execution in Counterparts. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. For purposes of this Amendment, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Indenture Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Indenture Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee, including, without limitation, the risk of the Indenture Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties. Any requirement in the Indenture that a document is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. Notwithstanding anything to the contrary in this Amendment, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

SECTION 6.     Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 7. Indenture Trustee. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Co-Issuers and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Series Indenture Supplement relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.
SECTION 8. Representations and Warranties. The Co-Issuers represent and warrant to the Indenture Trustee that this Amendment has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DIGITALBRIDGE ISSUER, LLC, as Issuer

By:	/s/ Jacky Wu
Name:	Jacky Wu
Title:	Vice President

DIGITALBRIDGE CO-ISSUER, LLC, as Co-Issuer

By:	/s/ Jacky Wu
Name:	Jacky Wu
Title:	Vice President

DIGITALBRIDGE HOLDINGS 1, LLC, as an Asset Entity

By:	/s/ Jacky Wu
Name:	Jacky Wu
Title:	Vice President

DIGITALBRIDGE HOLDINGS 2, LLC, as an Asset Entity

By:	/s/ Jacky Wu
Name:	Jacky Wu
Title:	Vice President

DIGITALBRIDGE HOLDINGS 3, LLC, as an Asset Entity

By:	/s/ Jacky Wu
Name:	Jacky Wu
Title:	Vice President

[Signature Page to First Amendment to Base Indenture]

CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ Trang Tran-Rojas
Name:	Trang Tran-Rojas
Title:	Senior Trust Officer

[Signature Page to First Amendment to Base Indenture]